EXHIBIT 99.1

Greenlink International, Inc. – Announces OTC Markets has Removed the Caveat Emptor

TACOMA, WA (ACCESS WIRE) August 25, 2021 – GreenLink International, Inc. (the “Company” or “GreenLink” – OTC Markets Pink: WSHE) – Greenlink is pleased to announce today that the OTC Markets Group, Inc. (“OTC Markets”) has removed the Caveat Emptor warning from the OTC Markets website that had been previously associated with the company's ticker symbol. This Caveat Emptor removal is a direct result of a commitment to our disclosure requirements as a publicly traded company and to provide this information on an ongoing basis. Greenlink is committed to great governance and deliberate transparency to our stakeholders.

The Company published its financial statements for the fiscal years December 31, 2019, December 31, 2020, as well as the first quarter ended March 31, 2021. Additionally, the Company’s securities counsel posted the omnibus annual legal opinion required by OTC Markets. All these OTC Markets filings were completed in an effort to give the marketplace current information as well as meet the with the filing requirements as set forth by OTC Markets.

Jake George, GreenLink’s CEO and Director stated, "We are excited to provide this financial information to the public markets and our valuable stakeholders. It is a key cornerstone that GreenLink provides market information in an expeditious and transparent manner. The removal of the Caveat Emptor is just the first step toward GreenLink’s new future. The next stage is completing a full financial audit on our path towards future SEC filings and working to up list onto the OTCQB/QX. GreenLink is in a great place as we focus on building relationships and the revenue base of the Company. "

About Us

GreenLink, a Colorado corporation based in Washington State, is a public quoted OTC Markets issuer under the ticker symbol “WSHE”. The Company is a diversified holding company with operating segments in Investment, Equipment, Technology, Brands, Textiles and Real Estate that are leased or licensed to legally compliant CBD and cannabis entities. GreenLink’s subsidiary and partner companies possess key competitive strengths and / or leading market positions. Greenlink is committed to becoming a global leader in the Hemp and legal Cannabis markets. GreenLink will continue to leverage decades of experience in the hemp and cannabis industry to expand existing operations and develop partnerships across a wide range of industries.

Forward Looking Statement

Certain statements that we make may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as believes, expects, anticipates, intends, plans, estimates, projects, forecasts, and future or conditional verbs such as will, may, could, should, and would, as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with OTC Markets Group and the Securities and Exchange Commission from time to time, including our most recent Annual Report and subsequent Flings, which are available on Otcmarkets.com. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events or otherwise.

Source

Greenlink International, Inc.

Tacoma, Washington